Exhibit 10.5

REAFFIRMATION AND RATIFICATION AGREEMENT AND AMENDMENT

May 31, 2005

Laurus Master Fund, Ltd.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the (a) Subsidiary Guaranty dated as of February 22, 2005 made by Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”) and Bioral Nutrient Delivery, LLC, a Delaware limited liability company (“BND”) in favor of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) (as amended, modified or supplemented from time to time, the “Subsidiary Guaranty”), (b) Master Security Agreement dated as of February 22, 2005 made by BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), Arius and BND in favor of Laurus (as amended, modified or supplemented from time to time, the “Master Security Agreement”), (c) Stock Pledge Agreement dated as of February 22, 2005 made by the Company, Arius and BND in favor of Laurus (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”) and (d) Control Agreement Regarding Limited Liability Company Interests dated as of February 22, 2005 by and among the Company, BND and Laurus (as amended, modified or supplemented from time to time, the “Control Agreement”) (the Subsidiary Guaranty, the Master Security Agreement, the Stock Pledge Agreement and the Control Agreement, collectively, the “Existing Security and Guaranty Agreements”).

To induce Laurus to provide additional financial accommodations to the Company evidenced by (i) that certain Secured Convertible Term Note, dated May 31, 2005, made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “May 2005 Term Note”), (ii) the Purchase Agreement referred to in the May 2005 Term Note (as amended, modified or supplemented from time to time, the “May 2005 Purchase Agreement”) and (iii) the Related Agreements referred to in, and defined in, the May 2005 Purchase Agreement (the agreements set forth in the preceding clauses (i) through (iii), inclusive, collectively, the “May 2005 Agreements”), each of the Company, Arius and BND hereby:

(a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the May 2005 Agreements and the documents, instruments and agreements entered into in connection therewith;

(b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, Arius and BND under the May 2005 Agreements are (i) “Obligations” under, and as defined in the Subsidiary Guaranty, (ii) “Obligations” under, and as defined in, the Master Security Agreement and (iii) “Indebtedness” under, and as defined in, the Stock Pledge Agreement;

(c) acknowledges, ratifies and confirms that the May 2005 Agreements are “Documents” under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement;

(d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the May 2005 Agreements;

(e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security and Guaranty Agreement;

(f) acknowledges, ratifies and confirms the grant by each of the Company, Arius and BND to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Company, Arius and BND, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements; and

Additionally:

(I) the Company and Laurus hereby agree that that certain Secured Convertible Term Note, dated February 22, 2005, issued by the Company in favor of Laurus is amended by adding the following new clause (m) to the end of Section 4.1 thereof:

“(m) May 2005 Note and Related Agreements. An Event of Default, under and as defined in any of (i) that certain Secured Convertible Term Note, dated May 31, 2005, issued by the Company to the Holder (as amended, modified or supplemented from time to time, the “May 2005 Note”), (ii) the Purchase Agreement referred to in the May 2005 Note (as amended, modified or supplemented from time to time, the “May 2005 Purchase Agreement”) or (iii) any Related Agreement referred to in the May 2005 Purchase Agreement, as each are amended, modified or supplemented from time to time, shall have occurred and be continuing.”;

(II) each of the Company, Arius, BND and Laurus hereby agree that:

(A) the second paragraph of Section 1 of the Master Security Agreement (including, without limitation, the definition of “Excluded Collateral” set forth therein) is hereby deleted in its entirety and the following new second paragraph of Section 1 of the Master Security Agreement (including, without limitation, the new definition of “Excluded Collateral”) is hereby inserted in lieu thereof:

“The term “Collateral”, however, shall specifically exclude the following (collectively, the “Excluded Collateral”): (i) any “in-licensed” intellectual property (collectively, “In-Licensed Intellectual Property”) of any Assignor arising on or prior to May 31, 2005, that are either (I) licensed to any Assignor from third parties or (II) co-owned by any Assignor and a third party or parties, in each case pursuant to the licensing agreements listed on Schedule A hereto and (ii) any In-Licensed Intellectual Property of any Assignor arising after May 31,

2005, that are either (I) licensed to any Assignor from third parties or (II) co-owned by any Assignor and a third party or parties, in each case pursuant to the applicable licensing agreement (but, in each of the cases referred to in the preceding clauses (i) and (ii), such In-Licensed Intellectual Property shall only constitute “Excluded Collateral” solely to the extent that (x) such In-Licensed Intellectual Property are not wholly-owned by such Assignor (it being agreed that wholly-owned In-Licensed Intellectual Property shall be included in the definition of “Collateral”) and (y) the applicable agreement entered into between such Assignor and such licensor contains a prohibition (other than a prohibition that is ineffective under Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of New York or other applicable law) preventing such Assignor from assigning such In-Licensed Intellectual Property to, and/or granting a security interest in, such In-Licensed Intellectual Property for the benefit of, Laurus). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below.”

; and (B) Schedule A to the Master Security Agreement is hereby deleted in its entirety and Schedule A attached hereto is hereby inserted in lieu thereof;

(III) Each of the Company, Arius and BND hereby represent and warrant that all of their respective patents, copyrights and trademarks (and, in each case, any and all applications therefor) that constitute a portion of the Collateral (as defined in the Master Security Agreement after giving effect to the agreements set forth in this letter) are set forth in Schedule I and Schedule II hereto. Each of the Company, Arius and BND hereby covenants that upon the acquisition by it of any patent, copyright or trademark that constitutes a portion of the Collateral (or, in each of the foregoing cases, the making of any application therefore or the obtaining of any right in respect thereof) it shall promptly furnish to Laurus an updated version of Schedule I and Schedule II so that Laurus may be informed of the current Collateral and take such actions as it deems appropriate regarding the perfection and maintenance of its security interest in such Collateral; and

(IV) Each the Company, Arius, BND and Laurus hereby agrees that this letter agreement shall constitute a “Related Agreement” under, and as defined in, each of the February 2005 Purchase Agreement (as defined in the May 2005 Note) and the May 2005 Purchase Agreement .

[The remainder of this page is intentionally left blank]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and Chief Executive Officer

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark Sirgo
Name:	Mark Sirgo
Title:	President and Chief Executive Officer

BIORAL NUTRIENT DELIVERY, LLC
By:	BioDelivery Sciences International, Inc., its managing member

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr.
Title:	Chairman and Chief Executive Officer of the managing member

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

4